HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

SUPPLEMENT NO. 2 DATED SEPTEMBER 19, 2011

TO THE PROSPECTUS DATED FEBRUARY 9, 2010

This document supplements, and should be read in conjunction, with, the prospectus of Hartman Short Term Income Properties XX, Inc. (the “Company”) dated February 9, 2010.  Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)

Status of our public offering;

(2)

Acquisition of additional interest in a shopping center in Richardson, Texas;

(3)

Modification of Directors and Executive Officers Section;

(4)

Incorporation by reference of certain  information into our prospectus;

(5)

Modified form of Subscription Agreement.

1.

Status of Our Public Offering

We commenced our initial public offering of 27,500,000 shares of common stock on February 9, 2010.  Of these shares, we are offering 25,000,000 shares in a primary offering and have reserved and are offering 2,500,000 shares pursuant to our distribution reinvestment plan.  As of September 15, 2011 we had accepted investors’ subscriptions for, and issued, 1,127,252 shares of our common stock in the offering, resulting in gross proceeds of $10,964,767.89.

We will offer shares of our common stock pursuant to the offering until the earliest to occur of (a) our selling shares equal to our maximum offering of $250,000,000, (b) our board of directors determines to terminate the offering, or (c) three years from the effective date of this offering. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension or until all of the shares designated for the distribution reinvestment plan have been sold to participants if earlier. The offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

2.

Acquisition of Additional Interest in Hartman Richardson Heights  Properties, LLC

On September 13, 2011 Hartman Short Term Income Properties XX, Inc. (the “Company”) acquired an additional 7% limited liability company interest in Hartman Richardson Heights LLC (the “Joint Venture”) from Hartman XIX for $1,340,500 cash.  The source of the cash used to acquire the additional interest in the Joint Venture was proceeds from the current public offering of the Company’s common shares.  Following the transaction the Company owns 49% and Hartman XIX owns 51% of the Joint Venture.

Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) is a REIT that is managed by affiliates of the Company’s advisor and real property manager.

On December 28, 2010 the Joint Venture acquired the Richardson Heights property for $19,150,000.  The Company initially acquired a 10% interest in the Joint Venture for $1,915,000 cash.  On April 20, 2011 the Company acquired an additional 15% limited liability company interest in the Joint Venture from Hartman XIX for $2,872,500 cash. On May 27, 2011 the Company acquired an additional 4% limited liability company interest in the Joint Venture from Hartman XIX for $766,000 cash.  On June 30, 2011 the Company acquired an additional 2% limited liability company interest in the Joint Venture from Hartman XIX for $383,000 cash.  On July 20, 2011 the Company acquired an additional 4% limited liability company interest in the Joint Venture from Hartman XIX for $766,000 cash.  On August 12, 2011 Hartman Short Term Income Properties XX, Inc. acquired an additional 7% limited liability company interest in Hartman Richardson Heights LLC from Hartman XIX for $1,340,500 cash.

On April 19, 2011 the Board of Directors of Hartman Short Term Income Properties XX, Inc. (the “Company”) authorized the Company’s officers to consider a series of related transactions to acquire up to all of the limited liability company interest of Hartman XIX in the Joint Venture.  The Company is not obligated to acquire any specific portion of the Hartman XIX joint venture interest.  Each prospective acquisition is subject to management’s discretion and the Company’s financial position and liquidity.

For purposes of determining the value of the transaction between the parties, the respective Boards of Directors of the Company and Hartman XIX determined that the acquisition price for the property is the fair value of the property and the total value of the limited liability company.

3.

Directors and Executive Officers

The following information supersedes and replaces in its entirety the section of our prospectus captioned “Management – Directors and Executive Officers” beginning on page 60 of the prospectus:

Directors and Executive Officers

Our board of directors will consist of three members, including two directors who are “independent directors” within the meaning of the listing standards of the New York Stock Exchange, or NYSE, as well as within the meaning of the NASAA Statement of Policy regarding Real Estate Investment Trusts (5/7/07). Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. See “Provisions of Maryland Law and of Our Charter and Bylaws.” The next annual meeting of our stockholders will be held in 2011. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors.

The following table sets forth certain information concerning our directors and executive officers as of the consummation of this offering:

Name	Age	Position
Allen R. Hartman	59	Chairman of the Board, Chief Executive Officer, President
Louis T. Fox, III	50	Chief Financial Officer, Treasurer
James H. Stokes, Jr.	54	General Counsel, Secretary
Jack I. Tompkins	65	Independent Director
Richard R. Ruskey	56	Independent Director

We estimate that our executive officers will spend between 1/3 and 1/2 of their working time on our matters as opposed to those of other entities managed through Hartman Advisors, HIR Management or their affiliates.

The following is a biographical summary of the experience of our directors and executive officers.

Allen R. Hartman, age 59, is our CEO and Chairman of our Board of Directors as well as President of our advisor, Hartman Advisors, and our property manager, HIR Management. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs. Over the next 24 years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 20 privately offered programs and one publicly offered program that invested in commercial real estate in Houston, San Antonio and Dallas, Texas. In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT), now known as Whitestone REIT (see the discussion on page 139 below). He served as CEO and Chairman of the Board of HCP REIT until October, 2006. In April, 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, a wholly owned subsidiary of HIREIT. Currently Mr. Hartman oversees a staff of 55 employees who manage 29 commercial properties encompassing over 3.4 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program. Mr. Hartman attended the University of Colorado and studied Business Administration.

Louis T. Fox, III, age 50, is our Chief Financial Officer. Mr. Fox also serves as Chief Financial Officer for our advisor and our property manager. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to joining Hartman Management (now, HIR Management) in March, 2007, Mr. Fox served as Chief Financial Officer of Legacy Brands, a restaurant group from April, 2006 until January, 2007. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries from January, 2004 until April, 2006. He also served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. Fox is a former practicing certified public accountant. He received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio. He started his career as a tax accountant with Arthur Andersen & Co.

James H. Stokes Jr., age 54, is our General Counsel. Mr. Stokes also serves as General Counsel for both our advisor and property manager. In this capacity, Stokes manages our advisor’s in-house legal department and is responsible for all legal matters affecting the Hartman companies. Before joining Hartman Management, (now HIR Management) in September, 2006, Stokes spent over 20 years in his own private law practice, primarily in real estate, corporate law, bankruptcy and civil litigation. He also served as a branch manager for First Colony Commonwealth Title Company and American National Title. Stokes graduated from the University of Texas with a B.A. degree from the Plan II honors program in 1978 and continued his education at the University of Texas School of Law where he received his J.D in 1981.

Jack I. Tompkins, age 65, has served since 1998 as Chairman & CEO of ARTA Equity Advisors, L.L.C., which was formed to engage in various entrepreneurial opportunities. After obtaining his MBA from Baylor University, Mr. Tompkins began his career with Arthur Young & Co., working as a certified public accountant there for three years before joining Arthur Andersen, L.L.P., where he was elected to the partnership in 1981 and served until 1988. While at Andersen he was in charge of the Merger and Acquisition Program for the Houston office as well as head of the Natural Gas Industry Group. From 1988 until October 1996, Mr. Tompkins served as Chief Financial Officer, Senior Vice President and Chief Information, Administrative & Accounting Officer of a large publicly traded energy company. Corporate functions reporting to Mr. Tompkins included financial planning, risk management, tax, accounting, information systems, administration and internal audit. Mr. Tompkins served as Chairman & CEO of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly traded REIT in January 1999. Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a REIT. From March to September of 1999, Mr. Tompkins served as interim Executive Vice President and CFO of Crescent Real Estate Equities as the Company restructured. Mr. Tompkins served as an independent director of Hartman XIX from July 2009 until March 2010 and as an independent director of Hartman Income REIT from January 2008 until July 2009. Mr. Tompkins previously served on the board of directors of Bank of America Texas and Michael Petroleum Corp. He is a member of American Institute of Certified Public Accountants.

Richard R. Ruskey, age 56, began his professional career in 1978 as a Certified Public Accountant with the accounting firm of Peat, Marwick, Mitchell, & Co. in St. Louis, Missouri where he obtained extensive experience in both the audit and tax departments.  In 1983 he joined the firm of Deloitte, Haskins, & Sells as a manager in the tax department.  In 1986 Mr. Ruskey transitioned into the security brokerage industry as the chief financial officer of Westport Financial Group.  Within a one year period he became a full-time broker and due diligence officer for the firm.  In 1990 he continued his career in financial services by joining the broker dealer firm of R. T. Jones Capital Equities, Inc. where he served as due diligence officer.  In June 2010 Mr. Ruskey joined the broker dealer firm of Moloney Securities Co. Inc. where he currently serves as an investment broker and due diligence officer.  Mr. Ruskey received dual B.S. degrees in Accounting and Finance in 1978 from Southern Illinois University – Carbondale. He is a Certified Public Accountant and Certified Financial Planner and is a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.  He has been an active investor in numerous real estate and business ventures throughout his 30 year career in financial services.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, we have established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee meets on a regular basis at least four times a year. Our audit committee is comprised of our two independent directors, Jack Tompkins and Richard Ruskey. Our board of directors has adopted our Audit Committee Charter and it is posted on Hartman’s web site at www.hi-reit.com.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process.

Compensation Committee

We have established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees. Our compensation committee is comprised of our two independent directors, Jack Tompkins and Richard R. Ruskey. Our board of directors has adopted our Compensation Committee Charter and it is posted on Hartman’s web site at www.hi-reit.com. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating/Corporate Governance Committee

We have established a nominating committee. Our nominating committee is comprised of our two independent directors, Jack Tompkins and Richard R. Ruskey. Our board of directors has adopted our Nominating Committee Charter and it is posted on Hartman’s web site at www.hi-reit.com. The nominating committee will recommend nominees to serve on our board of directors. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

4.

Certain Conflict Resolution Procedures

The following information supersedes and replaces in its entirety the section of our prospectus captioned” Conflicts of Interest – Certain Conflict Resolution Procedures- Our Acquisitions” beginning on page 84 of the prospectus:

Our Acquisitions. We will not purchase or lease properties in which our sponsor, our advisor,  any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. We will not sell or lease properties to our sponsor, our advisor,  any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us. We may, however, purchase properties developed by affiliates of our advisor and our property manager. We will purchase properties from an affiliate at a price designed to afford such affiliate a reasonable profit, as approved by our independent directors, but in no case, at a price above the fair market value determined by our independent directors, and by an independent qualified appraiser where the transaction is with an affiliate of our sponsor, advisor or a director. Our independent directors may elect to determine the value of a property based on the application of an appropriate capitalization rate to the property’s net income or, in appropriate situations, recent sales prices of comparable properties or they may opt to require an independent appraisal of any such property. The independent directors will determine the appropriate capitalization rate under prevailing market conditions and whether and to what extent the sale of another property should be considered comparable in valuing one or more of our properties. Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three Hartman affiliated REITs currently in business will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

5.

Incorporation by Reference

We have elected to “incorporate by reference” certain information into this prospectus supplement.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC”.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-154750) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)

            Current Report on Form 8-K filed with the SEC on December 17, 2010;

(2)

            Current Report on Form 8-K filed with the SEC on December 28, 2010;

(3)

            Current Report on Form 8-K filed with the SEC on April 13, 2011;

(4)

            Current Report on Form 8-K filed with the SEC on April 20, 2011;

(5)

            Current Report on Form 8-K filed with the SEC on April 27, 2011;

(6)

            Current Report on Form 8-K filed with the SEC on May 27, 2011;

(7)

            Current Report on Form 8-K filed with the SEC on June 30, 2011;

(8)

            Current Report on Form 8-K filed with the SEC on July 20, 2011;

(9)

            Current Report on Form 8-K/A filed with the SEC on July 28, 2011;

(10)

Current Report on Form 8-K filed with the SEC on August 12, 2011;

(11)

Current Report on Form 8-K filed with the SEC on September 13, 2011;

(12)

Quarterly Report on Form 10-K filed with the SEC on March 31, 2010;

(13)

Quarterly Report on Form 10-Q filed with the SEC on May 14, 2010;

(14)

Quarterly Report on Form 10-Q filed with the SEC on August 13, 2010;

(15)

Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010;

(16)

Quarterly Report on Form 10-K filed with the SEC on March 31, 2011;

(17)

Quarterly Report on Form 10-Q/A filed with the SEC on April 13, 2011;

(18)

Quarterly Report on Form 10-Q filed with the SEC on May 18, 2011;

(19)

Quarterly Report on Form 10-Q filed with the SEC on August 17, 2011;

(20)

Quarterly Report on Form 10-Q/A filed with the SEC on August 18, 2011;

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www .sec .gov.  In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any of all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in the prospectus, other than the exhibits, unless they are specifically incorporated by reference in those documents, write us at 2909 Hillcroft, Ste. 420, Houston, Texas 77057, Attention: Investor Relations, or contact our offices at (713) 467-2222.  The documents also may be accessed on the link to our website at www.hi-reit.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Hartman Short Term Income Properties XX, Inc.

SUBSCRIPTION AGREEMENT

See pages 132- 136 of the Final Prospectus for instructions

1.	INVESTMENT

Minimum Purchase $10,000; $5,000 for IRAs	Make Investment Checks Payable to:
__________________ ___________	Hartman Short Term Income Properties XX, Inc.
Total $ Invested # of Shares

2.	LIQUIDITY

I have received the Final Prospectus and acknowledge that this
investment is considered illiquid.	Initials	Initials

3.	TYPE OF OWNERSHIP

NON QUALIFIED		QUALIFIED***
☐ Individual ☐ Joint Tenants with Rights of Survivorship (JTWROS) ☐ Joint Tenants in Common (JTIC) ☐ Uniform Gift to Minors Act (UGMA) ☐ Partnership ☐ Corporation ** ☐ Pension or Profit Sharing Plan

☐ Trust * / Trust Type:________

(Please specify, i.e. family, living, revocable, etc.)

☐ Other: ___________________

* Must attach a copy of title and signature page of trust document

** Must include requisite resolutions of the board of directors.

☐  IRA/IRA Rollover

☐  Qualified Pension Plan

☐  Qualified Profit Sharing Plan

☐  KEOGH

☐  Other: _________________

*** All IRA accounts must be forwarded to custodian for processing and signatures. Custodian will then submit to Hartman Short Term Income Properties XX, Inc.

4.	INVESTOR NAME AND ADDRESS

Skip this section if it is the same as the registration information in section 5. This is typical in the case of individual and joint accounts.

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Other _________ Name(s)	Taxpayer Identification Number __ __ - __ __ __ __ __ __ __
Social Security Number
__ __ __ - __ __ - __ __ __ __
Trust & Custodial accounts must provide a TIN and a SSN

Street Address or P.O. Box

City	State	Zip Code

Home Phone Number	E-Mail

(ALL FOUR PAGES MUST BE COMPLETED)

5.	REGISTRATION INFORMATION AND ADDRESS

Please print name (s) in which shares are to be registered. Include trust or custodial name, if applicable. Hartman Short Term Income Properties XX, Inc. (the “Company”) does not provide custodial services; therefore, if this is a custodial account, a custodian must be selected and indicated below. Also, custodian must sign and process paperwork prior to submission to the Company.

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Other _________ Name(s)		Taxpayer Identification Number __ __ - __ __ __ __ __ __ __
Social Security Number
__ __ __ - __ __ - __ __ __ __
Trust & Custodial accounts must provide a TIN and a SSN
Street Address or P.O. Box
City	State	Zip Code

Home Phone Number	Occupation
Birth Date

6. ___  INVESTOR ACKNOWLEDGEMENT (PLEASE SEPARATELY INITIAL EACH OF THE REPRESENTATIONS BELOW)___

In order to induce the Company to accept this subscription, I (we) hereby represent and warrant to the Company as follows:

(a)	I have received the Final Prospectus.
		Initials	Initials
(b)	I accept and agree to the terms and conditions of the Company charter.
		Initials	Initials
(c)	I am purchasing the Shares for my own account and I further acknowledge that the investment is not liquid.
		Initials	Initials

The Sponsor or any person selling shares on behalf of the Sponsor or the Company may not complete a sale of shares to a shareholder until at least five business days after the date the shareholder receives the final Prospectus.

The Sponsor or the person designated by the Sponsor shall send each shareholder a confirmation of his or her purchase.

7. ___ DISTRIBUTIONS (YOU MUST CHECK ONE OF THE FOLLOWING) _________________________________

NOTE: Hartman Short Term Income Properties XX, Inc. does not provide custodial services. If this is a custodial account, please ensure that you have completed Section 5 appropriately and indicated the name of the custodian.

☐	I prefer to participate in the Dividend Reinvestment Plan with the transfer agent selected in the Final Prospectus
☐	I prefer distributions be paid to me at my address listed under Section 5
☐	I prefer to direct distributions to a party other than the registered owner per my instructions below
☐	I prefer distributions to be deposited directly into the following account: Checking ☐ Savings ☐
I wish to have my distributions deposited via: U.S. Mail ☐ Electronic Deposit ☐
(If you wish to have your distributions deposited electronically, please include the appropriate voided check)

Institution

Name     _______________________________________   Account Number _______________________________

Name on

Account _______________________________________ ABA Routing Number ____________________________

Street Address or P.O. Box _______________________________________________________________________

City ___________________________________ State____________________ Zip Code _____________________

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in Hartman Short Term Income Properties XX, Inc. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholdings as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

(MUST BE SIGNED BY INVESTOR (S) OR TRUSTEE (S) AND, IF QUALIFIED PLAN, BY CUSTODIAN)

Signature of investor or trustee              Signature of joint owner, or custodian if applicable        Date

8. __ BROKER DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE) _________________

The registered representative must sign below to complete order. The registered representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer shares in the state designated as the investor’s address or the state in which the sale was made, if different. The registered representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker Dealer Name

BD Address

City	State	Zip Code

Reg. Rep.	Rep. Phone Number

Rep. Address

City	State	Zip Code

Email Address

Representative CRD #:	BD Representative #:

Registered representative signature	Broker-Dealer signature, if required by Broker Dealer

9. ___	SUITABILITY ACKNOWLEDGEMENT

(PLEASE SEPARATELY INITIAL EACH OF THE REPRESENTATIONS BELOW)

In order to induce the Company to accept this subscription, I (we) hereby represent and warrant to the Company as follows:

I (we) have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the final Prospectus under “Suitability Standards.

Initials

I (we) have a net worth (as described above) of at least $70,000 and had during the last year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the final Prospectus under “Suitability Standards.”

Initials
For residents of Missouri and Tennessee only: My (our) aggregate investment in the Company does not exceed 10% of my (our) liquid net worth and I (we) meet one of the Company’s suitability standards.
Initials

For residents of California only: My (our) aggregate investment in the Company does not exceed 10% of my (our) net worth (excluding home, home furnishing and automobiles) and I (we) have a gross annual income of at least $70,000 and a net worth (excluding home, home furnishing and automobiles) of at least $120,000.

Initials

For residents of Kansas only: I (we) acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments.  “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Initials

For residents of Alabama, Kentucky, Massachusetts, Michigan, and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company and other similar direct participation programs and I (we) meet one of the Company’s suitability standards.

Initials

For residents of Iowa and Nebraska only: My (our) investment in the Company and its affiliates does not exceed 10% of my (our) liquid net worth and I (we) have a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or, in the alternative, a Net Worth of $350,000 (exclusive of home, auto and furnishings.

Initials

For residents of Massachusetts, Michigan, Ohio and Pennsylvania only: My (our) investment in the Company and its affiliates does not exceed 10% of my (our) liquid net worth and I (we) meet one of the Company’s suitability standards

Initials
For residents of Alabama, Ohio and Tennessee only: I (we) acknowledge that I (we) are not eligible to participate in the Automatic Purchase Plan.
Initials

10.	___ SIGNATURES

I (We) represent to you that (a) the information contained herein is complete and accurate and may be relied upon by you and (b) I (We) will notify you immediately of any material adverse change in any of such information occurring prior to the acceptance of my subscription.

In WITNESS WHEREOF, I (We) have initialed the foregoing statements and executed this Subscription Agreement Signature Page this _____ day of____________________, 2011.

Individual Investors:
Print or Type Name

Signature

Address

Print or Type Name

Signature

Address

Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to

Hartman Short Term Income Properties XX, Inc.

c/o Phoenix American Financial Services

2401 Kerner Blvd

San Rafael, CA 94901

1-800-880-2212 - Investor Relations